Exhibit 99.1

Beyond Air® Reports Fiscal Second Quarter 2026 Financial Results and Provides Corporate Update

Increased revenue by 128% year over year (YoY) to $1.8 million

Appointed Beyond Air Board member Bob Goodman as Interim Chief Commercial Officer

Raised $12.0 million in debt financing; proforma cash, cash equivalents, restricted cash and marketable securities of $22.9 million as of September 30, 2025

Achieves certificate for Medical Device Single Audit Program (MDSAP)

Updated fiscal year 2026 revenue guidance to $8 - $10 million

Conference call at 4:30 p.m. ET today, November 10th

Garden City, NY, November 10, 2025 – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve the lives of patients, today announced its financial results for fiscal second quarter ended September 30, 2025, and provided a corporate update.

“Over the past year, we have made steady progress deploying LungFit® PH to hospitals across the U.S. and establishing a global distribution network. As the first and only FDA-approved tankless nitric oxide generator and delivery system that uses ambient air to produce nitric oxide on demand for hospital use, LungFit PH is delivering meaningful workflow and efficiency benefits for clinicians and hospital administrators. With the recent capital infusion, we plan to accelerate commercial execution and advance regulatory initiatives, including select international submissions and our second-generation LungFit PH. We also welcome Beyond Air Board member Bob Goodman as Interim Chief Commercial Officer to lead our commercial strategy and team transitioning from David Webster, who leaves us with our gratitude. Bob brings decades of commercial leadership across medtech and pharma, including senior roles at BioTelemetry and Philips Healthcare, and will oversee U.S. and international commercial strategy, team expansion, and channel optimization,” said Steve Lisi, Chairman and Chief Executive Officer.

We are gearing up for regulatory approvals outside the US as well as the anticipated FDA approval of our second generation LungFit PH and subsequent launch before the end of calendar 2026, subject to regulatory review and clearance,” concluded Mr. Lisi.

Commercial Execution, Recent Highlights and Upcoming Milestones

●	LungFit® PH Commercial Execution

○	Revenue increased 128% to $1.8 million for the fiscal quarter ended September 30, 2025, compared to $0.8 million for the same period last year. Growth was driven by increased demand for LungFit PH through U.S. commercial activities.

○	International revenue continues to build momentum, driven by recent regulatory approvals in select markets. During the quarter, the Company expanded its global LungFit PH distribution network, including new agreements in Japan, South Korea, Costa Rica, Guatemala, Panama, and El Salvador, bringing its total international coverage to 35 countries, representing a combined population of 2.8 billion people.

○	Appointed Robert (Bob) Goodman interim Chief Commercial Officer following the departure of David Webster. Robert, who joined the Board of Beyond Air in June 2025, has held key leadership roles at a range of high-performing organizations, including BioTelemetry, Philips Healthcare, Cardiocore, Thermo Fisher Scientific, and Pfizer. His career spans public companies, private equity–backed businesses, and early-stage ventures, where he has consistently driven innovation, operational scale, and commercial success.

○	U.S. Patent and Trademark Office granted a patent allowance for a design patent covering the second-generation LungFit PH through 2040.

○	Achieves certification to demonstrate conformity of its Quality Management System with the regulatory requirements of all MDSAP participating countries, that include Australia, Brazil, Canada, European Union, Japan and United States.

○	The Beyond Air team will be attending the AARC Annual Congress, which is taking place December 6th to 8th in Phoenix, AZ.

●	Pending Regulatory Milestones

○	PMA supplement for the second-generation LungFit PH submitted to U.S. FDA in June 2025.

○	International submissions for LungFit PH remain on track with local partners.

Beyond Cancer - Solid Tumor Program – clinical stage development of an intratumoral ultra-high concentration Nitric Oxide (UNO) technology as a gas delivery of NO at high concentrations to tumors to induce an immune response.

●	Clinical Development Execution

○	Phase 1a trial (monotherapy) - Part A of the trial evaluating UNO therapy in 10 subjects with advanced, relapsed or refractory unresectable, primary or metastatic cutaneous and subcutaneous solid tumors at a dose of 25,000 ppm has been completed.

○	Latest results to date from the Phase 1a trial show median overall survival (mOS) has not yet been achieved, with median survival expected to exceed 23 months.

○	Phase 1b trial (combination therapy) – Will assess the intratumoral administration of 25,000 ppm low volume (LV) Nitric Oxide (UNO) in subjects with unresectable cutaneous or subcutaneous histologically confirmed primary or metastatic lesions, who have shown disease progression or prolonged stable disease (12 weeks) after receiving a single agent anti-PD-1 containing treatment.

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NeuroNOS – Autism Spectrum Disorder (ASD) Program – developing neuronal nitric oxide synthase (nNOS) inhibitors for the treatment of autism spectrum disorder (“ASD”) and other neurological conditions.

●	U.S. FDA granted Orphan Drug Designation to its investigational therapy, BA-101, for the treatment of Glioblastoma (GBM). The Company is working closely with regulators, investigators, patient groups, and foundations to accelerate development of BA-101 toward first-in-human studies.

●	U.S. FDA granted Orphan Drug Designation to BA-102, an investigational therapy for the treatment of Phelan-McDermid Syndrome (PMS), a syndrome associated with ASD. The Company is in preclinical development and expects to progress to a Phase 1 first-in-human clinical trial by the end of 2026, which could provide data in 2027.

Financing & Liquidity

Closed a promissory note and equity line of credit for up to $32 million with Streeterville Capital, LLC. The agreement provides Beyond Air with a debt agreement for $12.0 million, which does not require any payment for the first year, as well as an equity line of credit for up to $20 million, which is subject to an effective registration statement and other customary conditions. This infusion of new capital equates to a September 30, 2025 proforma cash, cash equivalents, restricted cash and marketable securities balance of $22.9 million, which is expected to provide runway into calendar 2027.

Financial Results for the Fiscal Quarter Ended September 30, 2025

Revenues for the fiscal quarter ended September 30, 2025 increased 128% to $1.8 million, compared with $0.8 million for the fiscal quarter ended September 30, 2024. Gross loss of $0.3 million was recognized for the quarter ended September 30, 2025, compared with a gross loss of $1.1 million for the quarter ended September 30, 2024. The decrease in gross loss was primarily attributed to sales growth, partially offset by one-time costs required to upgrade the Company’s existing fleet of devices and provisions for excess inventory.

Research and development expenses for the fiscal quarter ended September 30, 2025 were $2.5 million compared with $4.6 million for the fiscal quarter ended September 30, 2024. The decrease of $2.1 million was primarily attributed to a decrease in salaries, stock-based compensation costs and a reduction in Gen II device development costs.

Selling, general and administrative expenses for the quarters ended September 30, 2025 and September 30, 2024 were $4.9 million and $7.2 million, respectively. The decrease of $2.3 million was primarily attributed to a reduction in salaries and stock-based compensation costs.

Other expense for the quarter ended September 30, 2025 was $0.6 million compared with other expense of $1.2 million for the quarter ended September 30, 2024. The decrease in expense of $0.6 million was primarily attributed to the prior period loss associated with the partial extinguishment of debt.

Net loss attributed to common stockholders of Beyond Air, Inc. for the quarter ended September 30, 2025 was ($7.9) million or a loss of ($1.25) per share, basic and diluted, compared to a net loss attributed to common stockholders of Beyond Air, Inc. for the fiscal quarter ended September 30, 2024 of ($13.4) million or a loss of ($5.67) per share, basic and diluted.

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Net cash burn in the fiscal quarter ended September 30, 2025 was $4.7 million.

As of September 30, 2025, the Company reported cash, cash equivalents, and marketable securities of $10.7 million, and total long-term debt outstanding was $10.1 million. An additional $2.1 million related to an insider loan was recorded as long term liabilities pending finalization of terms. Synthetic royalty related debt repayment does not begin until October 2026. Subsequent to the end of the quarter, the Company secured up to $32 million in capital through a new promissory note and equity line of credit. The new $12 million note bears a 15% interest rate and matures in 24 months, with no payments due during the first 12 months.

Financial Guidance for Fiscal Year 2026

The Company updated its revenue guidance to $8 to $10 million for the fiscal year ending March 31, 2026.

Conference Call & Webcast

Monday, November 10th @ 4:30 PM ET

Domestic:	1-877-407-0784
International:	1-201-689-8560
Conference ID:	13756730
Webcast:	A webcast of the live conference call can be accessed by visiting the Events section of the Company’s website (click here) or directly (click here). An online replay will be available on the Company’s website or via the direct link an hour after the call.

About Beyond Air®, Inc.

Beyond Air is a commercial-stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval and CE Mark for its first system, LungFit PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19) and nontuberculous mycobacteria (NTM).

The Company has also partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of autism spectrum disorder (ASD) and other neurological disorders. Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

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About LungFit *

Beyond Air’s LungFit is a cylinder-free, phasic flow generator and delivery system designated as a medical device by the U.S. Food and Drug Administration (FDA). The ventilator-compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 ppm to 80 ppm. The LungFit system could potentially replace large, high-pressure NO cylinders, providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety by eliminating NO2 purging steps, and offering other operational benefits.

LungFit can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g., COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g., NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

*Beyond Air’s LungFit PH is approved for commercial use in the United States, European Union, and many other countries around the world. Beyond Air’s other LungFit systems are not approved for commercial use and are for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

About PPHN

Persistent pulmonary hypertension of the newborn (PPHN) is a lethal condition and secondary to failure of normal circulatory transition at birth. It is a syndrome characterized by elevated pulmonary vascular resistance (PVR) that causes labile hypoxemia due to decreased pulmonary blood flow and right-to-left shunting of blood. Its incidence has been reported as 1.9 per 1,000 live births (0.4–6.8/1000 live births) with mortality rate ranging between 4–33%. This syndrome complicates the course of about 10% of infants with respiratory failure and remains a source of considerable morbidity and mortality. NO gas is a vasodilator, is approved in dozens of countries to improve oxygenation and reduces the need for extracorporeal membrane oxygenation (ECMO) in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilator support and other appropriate agents.

About Beyond Cancer, Ltd.

Beyond Cancer, Ltd., an affiliate of Beyond Air, Inc., is a development-stage biopharmaceutical and medical device company utilizing (UNO via a proprietary delivery platform to treat primary tumors and prevent metastatic disease. Nitric oxide at ultra-high concentrations has been reported to show anticancer properties and to potentially serve as a chemosensitizer and radiotherapy enhancer. A first-in-human study is underway in subjects with solid tumors. The Company is conducting preclinical studies of UNO in multiple solid tumor models to inform additional treatment protocols. For more information, visit www.beyondcancer.com.

About NeuroNOS

NeuroNOS is at the forefront of developing innovative treatments for neurodevelopmental and neurodegenerative disorders. The company specializes in creating therapies based on small molecules that cross the blood-brain barrier to regulate Nitric Oxide (NO) levels in the brain. Preclinical studies conducted by NeuroNOS have demonstrated that NO is present at elevated levels in children with Autism Spectrum Disorder (ASD) and adults suffering from brain-related diseases such as Alzheimer’s and brain cancers. The company’s research has shown that managing NO levels in the brain is crucial for maintaining normal brain function. By leveraging this groundbreaking science, NeuroNOS aims to bring transformative therapies to those affected by these challenging conditions, ultimately improving individuals’ lives. Through collaborations with leading research institutions and experts in the field, the company is committed to advancing medical innovation and delivering life-changing treatments. For more information, please visit https://www.neuro-nos.com.

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Forward Looking Statements

This press release contains “forward-looking statements” concerning the potential safety and efficacy of inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate, as well as its therapeutic potential in a number of indications; and the potential impact on patients and anticipated benefits associated with inhaled nitric oxide and the ultra-high concentration nitric oxide product candidate. Forward-looking statements include statements about expectations, beliefs, or intentions regarding product offerings, business, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air and Beyond Cancer undertake no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations contacts

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577

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BEYOND AIR, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Revenues	$1,818	$798	$3,578	$1,481

Cost of revenues	2,116	1,882	3,720	2,897

Gross profit/(loss)	(298)	(1,084)	(142)	(1,416)

Operating expenses:

Research and development	(2,450)	(4,585)	(5,536)	(10,594)
Selling, general and administrative	(4,913)	(7,163)	(9,600)	(14,402)
Total operating expenses	(7,363)	(11,748)	(15,136)	(24,995)

Loss from operations	(7,661)	(12,833)	(15,278)	(26,412)

Other income (expense):
Dividend/investment income	59	150	87	511
Interest and finance expense	(639)	(927)	(1,187)	(1,891)
Change in fair value of warrant liability	(1)	(4)	16	214
Change in fair value of derivative liability	-	256	-	1,314
Foreign exchange gain/ (loss)	(18)	74	(59)	(72)
Loss on extinguishment of debt	-	(624)	-	(624)
Loss on disposal of fixed assets	(46)	(171)	(57)	(171)
Other income/(expense)	48	49	142	48
Total other income/(expense)	(597)	(1,196)	(1,058)	(671)

Loss before income taxes	(8,258)	(14,029)	(16,336)	(27,083)

Provision for income taxes	-	-	-	-

Net loss	$(8,258)	$(14,029)	$(16,336)	$(27,083)

Less : net loss attributable to non-controlling interest	(318)	(671)	(705)	(1,525)

Net loss attributable to Beyond Air, Inc.	$(7,940)	$(13,358)	$(15,631)	$(25,559)

Other comprehensive income, net of tax
Foreign currency translation loss	18	(79)	145	24

Comprehensive loss attributable to Beyond Air, Inc.	$(7,922)	$(13,438)	$(15,486)	$(25,535)

Net basic and diluted loss per share attributable to Beyond Air, Inc. (1)	$(1.25)	$(5.67)	$(2.75)	$(10.99)

Weighted average number of shares, outstanding, basic and diluted (1)	6,356,573	2,355,927	5,689,420	2,325,651

(1)	Prior period results have been adjusted to reflect the one-for-twenty stock split in July 2025.

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BEYOND AIR, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

	September 30, 2025	March 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,699	$4,665
Marketable securities	996	2,252
Restricted cash	163	231
Accounts receivable, net	892	710
Inventory, net	2,229	2,417
Other current assets and prepaid expenses	4,607	5,743
Total current assets	18,586	16,018

Licensed right to use technology	1,120	1,222
Right-of-use lease assets	1,561	1,706
Property and equipment, net	9,392	11,013
Other assets	306	103
TOTAL ASSETS	$30,965	$30,062

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,915	$1,950
Accrued expenses and other current liabilities	2,055	2,045
Operating lease liability, current portion	413	396
Loans payable, current portion	-	609
Total current liabilities	4,383	5,000

Operating lease liability, net	1,300	1,486
Long-term debt, net	10,085	9,197
Warrant Liability	21	38
Other long-term liabilities	2,081	-
Total liabilities	17,870	15,721

Stockholders’ equity
Preferred Stock, $0.0001 par value per share: 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common Stock, $0.0001 par value per share: 500,000,000 shares authorized, 8,009,488 and 4,128,539 shares issued and outstanding as of September 30, 2025 and March 31, 2025, respectively (1)	1	-
Treasury stock	(25)	(25)
Additional paid-in capital	314,625	299,990
Accumulated deficit	(301,953)	(286,322)
Accumulated other comprehensive income (loss)	85	(60)
Total stockholders’ equity attributable to Beyond Air, Inc	12,733	13,583
Non-controlling interest	362	758
Total equity	13,095	14,341
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,965	$30,062

(1)	Prior period results have been adjusted to reflect the one-for-twenty stock split in July 2025.

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